EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-53404) of Equity One ABS, Inc. (the "Registrant"), and in the Prospectus
Supplement of the Registrant relating to the Equity One ABS, Inc. Mortgage Pass-Through Certificates, Series 2001-3 (the "Prospectus Supplement") via the Form 8-K of the Registrant dated November 12, 2001 of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

                                        /s/ KPMG LLP


New York, New York
November 12, 2001